Registration No. 333- __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	39-0561070
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777 East Wisconsin Avenue Milwaukee, Wisconsin	53202-5304
(Address of principal executive offices)	(Zip Code)

Sensient Technologies Corporation 2017 Stock Plan

(Full title of the plan)

John J. Manning	with a copy to:
Senior Vice President, General Counsel, and Secretary Sensient Technologies Corporation 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202-5304 (414) 271-6755	Joshua A. Agen Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202-5304 (414) 271-2400

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

The purpose of this Registration Statement is to register 350,000 additional shares of common stock, $0.10 par value per share, of the Registrant in connection with the Sensient Technologies Corporation 2017 Stock Plan, as amended and restated.

Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-217803), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The exhibits listed in the Exhibit Index below are filed (except where otherwise indicated) as part of this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description	Incorporated Herein By Reference To	Filed Herewith
4.1	Sensient Technologies Corporation Amended and Restated Articles of Incorporation	Exhibit 3.1 to Current Report on Form 8-K dated July 24, 2017 (Commission File No. 1-7626)

4.2	Sensient Technologies Corporation Amended and Restated By-Laws	Exhibit 3.1 to Current Report on Form 8-K filed February 15, 2022 (Commission File No. 1-7626)

4.3	Sensient Technologies Corporation 2017 Stock Plan, as amended and restated	Appendix B to Definitive Proxy Statement filed on Schedule 14A on March 16, 2022 (Commission File No. 1-7626)

5	Opinion of Foley & Lardner LLP as to the legality of the securities to be issued		X

23.1	Consent of Ernst & Young LLP		X

23.2	Consent of Foley & Lardner LLP		Contained in opinion filed as Exhibit 5

24	Powers of Attorney		Included as part of the signature page to this Registration Statement

107	Filing Fee Table		X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on April 28, 2022.

SENSIENT TECHNOLOGIES CORPORATION

By:	/s/	John J. Manning
John J. Manning
Senior Vice President, General Counsel,
and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of April 28, 2022.

Each person whose signature appears below constitutes and appoints Paul Manning and John J. Manning, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Paul Manning	Chairman of the Board, President and Chief Executive Officer
Paul Manning	(Principal Executive Officer)

/s/ Stephen J. Rolfs	Senior Vice President and Chief Financial Officer
Stephen J. Rolfs	(Principal Financial Officer)

/s/ Tobin Tornehl	Vice President, Controller and Chief Accounting Officer
Tobin Tornehl	(Principal Accounting Officer)

/s/ Joseph Carleone	Director
Joseph Carleone

/s/ Mario Ferruzzi	Director
Mario Ferruzzi

/s/ Carol R. Jackson	Director
Carol R. Jackson

/s/ Sharad P. Jain	Director
Sharad P. Jain

/s/ Donald W. Landry	Director
Donald W. Landry

/s/ Deborah McKeithan-Gebhardt	Director
Deborah McKeithan-Gebhardt

/s/ Scott C. Morrison	Director
Scott C. Morrison

/s/ Elaine R. Wedral	Director
Elaine R. Wedral

/s/ Essie Whitelaw	Director
Essie Whitelaw